                                                                EXHIBIT (a)(11)


                              WOLVERINE TUBE, INC.

                                 SUPPLEMENT TO
                     OFFER TO EXCHANGE OUTSTANDING OPTIONS
         HAVING AN EXERCISE PRICE OF $20.00 OR GREATER FOR NEW OPTIONS

===============================================================================
       THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM CENTRAL TIME ON
                 SEPTEMBER 21, 2001 UNLESS WE EXTEND THE OFFER
===============================================================================

         The information provided in this Supplement amends and supplements certain information contained in the Offer to Exchange Outstanding Options dated August 23, 2001 (the "Offer to Exchange"). The section headings and page numbers listed below refer to the section headings and page numbers contained in the Offer to Exchange. Except as amended or supplemented below, the original terms and conditions of the Offer to Exchange remain in effect.

         This Supplement is being transmitted to you via electronic mail. Hard copies of this Supplement may be obtained at no cost by contacting Thomas Johnson, our Director of Investor Relations and Communications, by telephone at
(256) 580-3969, by fax at (256) 580-3996, or by e-mail at johnsont@wlv.com.

                                   ---------

5.       ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF
         NEW OPTIONS

         The subsection of Section 5 entitled "Acceptance and Cancellation of Options" on page 21 of the Offer to Exchange is amended and restated as follows:

         ACCEPTANCE AND CANCELLATION OF OPTIONS. Subject to our rights to extend, terminate and amend the offer, we will accept for cancellation promptly after the expiration date any and all eligible options properly elected for exchange and not validly withdrawn before the expiration date. For purposes of the offer, we will be deemed to have accepted options for exchange on the cancellation date, which is the date on which we give oral or written notice to the electing optionees of our acceptance of the options for exchange. This notice may be satisfied by electronic communication to participating optionees. We currently expect that the cancellation date will be on or about September 26, 2001.

         Promptly after the expiration of the offer, we will issue to each participating optionee a personalized notice, which may be sent by e-mail, confirming the number of shares subject to the options that we have accepted and cancelled. This notice will also confirm the corresponding number of replacement option shares each optionee will receive (subject to the terms and conditions of the offer) and the date on which the replacement options will be granted.

         If we cancel the options you elect to exchange, all stock option agreements for those options will be cancelled automatically, without any further action by any party and regardless of whether you submit the agreements to us, and will be of no further force and effect. Once we cancel an option, you will no longer have any rights with respect to that option except for the right to receive a replacement option in accordance with the terms and conditions of the offer.

10.      FINANCIAL INFORMATION

         Section 10 on page 27 of the Offer to Exchange is amended and restated as follows:

         Set forth below is a selected summary of our financial information. This summary information is derived from the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, and our Quarterly Report on Form 10-Q for the three months ended July 1, 2001, filed with the SEC on August 15, 2001. You should read the following summary information together with these financial statements and accompanying notes. See Section 18 for instructions on obtaining copies of these reports and other filings we have made with the SEC free of charge.


                                                      SIX-MONTH PERIOD ENDED                     YEAR ENDED DECEMBER 31,
SELECTED CONSOLIDATED STATEMENT                  ---------------------------------          --------------------------------
  OF OPERATIONS DATA                             July 1, 2001         July 2, 2000              2000                 1999
(in thousands except per share data)             ------------         ------------          -----------          -----------
                                                           (unaudited)

Net sales                                         $   364,209          $   357,352          $   700,176          $   645,774
Gross profit                                           43,373               47,964               84,228               66,744
Income before cumulative effect of
  accounting change                                     9,785               14,856               23,475                1,769
Net income (loss)                                       9,785               14,856               23,475               (3,985)
Income per common share before
  cumulative effect of accounting change
     Basic                                        $      0.80          $      1.20          $      1.91          $      0.11
     Diluted                                             0.78                 1.18                 1.88                 0.11
Net income (loss) per common share
     Basic                                        $      0.80          $      1.20          $      1.91          $     (0.33)
     Diluted                                             0.78                 1.18                 1.88                (0.32)


                                                                             DECEMBER 31,
                                                 JULY 1,             ----------------------------
SELECTED CONSOLIDATED BALANCE SHEET DATA           2001                2000                 1999
(in thousands)                                  ----------           --------            --------
                                               (unaudited)

Current assets                                   $258,666            $250,007            $217,628
Noncurrent assets                                 352,986             340,348             289,061
Current liabilities                               179,148              81,683              63,184
Noncurrent liabilities                            189,369             271,790             219,486
Redeemable cumulative preferred stock               2,000               2,000               2,000
Minority interest                                   1,713               2,508               2,381
Stockholders' equity                              239,422             232,374             218,638


         The book value per share of our common stock as of July 1, 2001 (the date of our most recent balance sheet presented) was $16.79.

         In addition, we incorporate by reference into this Offer to Exchange the financial information set forth in:

- the section entitled "Financial Statements and Supplementary Data" on pages F-1 to F-29 of our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, and

- the section entitled "Financial Statements" on pages 1 to 9 of our Quarterly Report on Form 10-Q for the quarter ended July 1, 2001, filed with the SEC on August 15, 2001.


19.      FORWARD-LOOKING STATEMENTS; MISCELLANEOUS

         The following subsection is added to the end of Section 19 on page 36 of the Offer to Exchange:

         ELECTION FORM AND NOTICE OF CHANGE OF ELECTION. The Election Form and Notice of Change of Election are deemed to incorporate an acknowledgement that your representations or certifications to the effect that you have read the Offer to Exchange or understand various aspects of the offer shall not be used by the Company as a defense to any action against the Company alleging a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to the offer.


                                                      WOLVERINE TUBE, INC.
                                                      SEPTEMBER 17, 2001